Exhibit 10.63
CHOLESTECH CORPORATION
SEVERANCE AGREEMENT
     This SEVERANCE AGREEMENT (this “Agreement”) is made as of December 7, 2005, by and between Cholestech Corporation (the “Company”) and Gregory Bennett (the “Executive”).
     WHEREAS, the Executive is employed by the Company as the Company’s Vice President Research and Development; and
     WHEREAS, the Company wishes to provide, the Executive is willing to accept, certain benefits and compensation in the event of the termination of Executive’s employment under the terms and conditions set forth in this Agreement.
     NOW THEREFORE in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:
     1. At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law. If the Executive’s employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of termination.
     2. Severance Benefits.
          (a) Option Acceleration. If the Company terminates the Executive’s employment, for any or no reason, then any unvested and outstanding stock options granted to the Executive by the Company shall accelerate as to that number of shares which would have become vested and exercisable had the Executive remained employed with the Company until the date that is 12 months after the date of such termination. Such accelerated shares shall continue to be subject to the terms and conditions of the Company’s stock option plans and the applicable option agreements between the Executive and the Company. The Executive agrees and acknowledges that the remaining unvested shares of the Company subject to his stock options, excluding the accelerated shares referenced above, shall terminate immediately as of the date of such termination.
          (b) “Severance Payment. If the Company terminates the Executive’s employment, for any or no reason, then the Executive shall be entitled to receive a severance payment in an amount equal to 12 months of the Executive’s base salary as in effect immediately prior to such termination. Such severance payment shall be in lieu of any other severance payment to which the Executive shall be entitled pursuant to any employment agreement, offer letter or the Company’s then existing severance plans and policies; provided, however, that the Executive shall be entitled to the severance payment provided for in Section 4(b)(i) of the Change of Control Severance Agreement between the Executive and the Company (the “Change of Control Agreement”) in lieu of the severance payment provided for under this Agreement if the Executive’s employment with the Company terminates as a result of an Involuntary Termination (as such term is defined in the Change of Control Agreement) at any time within 12 months after a Change of Control (as such term is defined in the Change of Control Agreement). Such severance payment shall be payable over a period of 12 months commencing on the date of such termination in accordance with the Company’s normal payment practices. In addition, during the 12 month period commencing on the date of such termination, the Company shall continue to make available to the Executive and the Executive’s spouse and dependents covered under any group health plans or life insurance plans of the Company on the date of such termination of employment, all group health, life and other similar insurance plans in which the Executive or such covered dependents participate on the date of the Executive’s termination; provided, however, that (i) the Executive constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (ii) the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.”
     3. Mitigation. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source. However, the Executive shall not be entitled to receive the health coverage and benefits contemplated by this Agreement in the event that the Executive receives similar health coverage and benefits as a result of new employment during the 12 month period commencing on the date of the Executive’s termination.
     4. Execution of Release Agreement upon Termination. As a condition of entering into this Agreement and receiving the benefits under Section 2, the Executive agrees to execute and not revoke a release of claims agreement substantially in the form attached hereto as Exhibit A upon the termination of his employment with the Company.
     5. Non-Disparagement. The Executive agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns.
     6. Successors.
          (a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the Company’s obligations under this Agreement and agree expressly to perform the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.
          (b) Executive’s Successors. Without the written consent of the Company, the Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     7. Arbitration.
          (a) Except as provided in Section 7(d) below, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Palo Alto, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.
          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.
          (c) The Executive understands that nothing in this Section modifies the Executive’s at-will employment status. Either the Executive or the Company can terminate the employment relationship at any time, with or without cause.
          (d) THE EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE EXECUTIVE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:
               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.
               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF

THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;
               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.
     8. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.
     9. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
     10. Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
     11. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral, with respect to this Agreement, including the Executive’s offer letter from the Company dated December 7, 2005.
     12. Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.
     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY:	CHOLESTECH CORPORATION

	By:	/s/ Warren E. Pinckert II

	Title:	President and Chief Executive Officer

EXECUTIVE:		/s/ Gregory L. Bennett

Gregory L. Bennett

EXHIBIT A
FORM RELEASE OF CLAIMS AGREEMENT
     This Release of Claims Agreement (this “Agreement”) is made and entered into by and between Cholestech Corporation (the “Company”) and Gregory Bennett (the “Executive”).
     WHEREAS, the Executive was employed by the Company; and
     WHEREAS, the Company (or the Company’s predecessor) and the Executive have entered into a Severance Agreement effective as of December 7, 2005 (the “Severance Agreement”).
     NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive (collectively referred to as the “Parties”) desiring to be legally bound do hereby agree as follows:
     1. Termination. The Executive’s employment with the Company terminated on                     , 20___.
     2. Consideration. Subject to and in consideration of the Executive’s release of claims as provided herein, the Company has agreed to pay the Executive certain benefits and the Executive has agreed to provide certain benefits to the Company, both as set forth in the Severance Agreement.
     3. Payment of Salary. The Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to the Executive.
     4. Release of Claims. The Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Executive by the Company. The Executive, on his own behalf and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as defined below) of this Agreement including, without limitation:
          (a) any and all claims relating to or arising from the Executive’s employment relationship with the Company and the termination of that relationship;
          (b) any and all claims relating to, or arising from, the Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

          (c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;
          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;
          (e) any and all claims for violation of the federal or any state constitution;
          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
          (g) any and all claims for attorneys’ fees and costs.
          The Executive agrees that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.
     5. Acknowledgment of Waiver of Claims under ADEA. The Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Executive acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company by the close of business on the seventh (7th) day from the date that the Executive signs this Agreement.
     6. Civil Code Section 1542. The Executive represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. The Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
          The Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.
     7. No Pending or Future Lawsuits. The Executive represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
     8. Confidentiality. The Executive agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Release Information”). The Executive agrees to take every reasonable precaution to prevent disclosure of any Release Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Release Information. The Executive agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Release Information.
     9. No Cooperation. The Executive agrees he will not act in any manner that might damage the business of the Company. The Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.
     10. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.
     11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.
     12. No Representations. The Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
     14. Entire Agreement. This Agreement and the Severance Agreement and the agreements and plans referenced therein represent the entire agreement and understanding between the Company and the Executive concerning the Executive’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning the Executive’s relationship with the Company and his compensation by the Company. This Agreement may only be amended in writing signed by the Executive and an executive officer of the Company.
     15. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.
     16. Effective Date. This Agreement is effective eight (8) days after it has been signed by the Parties (the “Effective Date”).
     17. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     18. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
          (a) They have read this Agreement;
          (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
          (c) They understand the terms and consequences of this Agreement and of the releases it contains; and
          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CHOLESTECH CORPORATION

By:

Title:

Date:

EXECUTIVE

Gregory Bennett

Date:

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